UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2024

BROADWIND, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BWEN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 23, 2024, Broadwind, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) to vote on the proposals listed below, which are described in detail in the Company’s proxy statement for the Special Meeting filed with the U.S. Securities and Exchange Commission on August 30, 2024 (the “Proxy Statement”).

The results of the stockholders’ votes are reported below. There were no recorded broker non-votes.

Proposal No. 1 Ratification

To approve the ratification of the approval by the Company’s stockholders, filing and effectiveness of the certificate of amendment to the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 16, 2024 and the increase in the number of authorized shares of our common stock, par value $0.001 per share from 30,000,000 to 45,000,000, effected thereby (the “Ratification”).

With respect to the Ratification, the following votes were cast at the Special Meeting (in person or by proxy) and the proposal was approved:

FOR	AGAINST	ABSTAIN
13,667,995	1,379,067	56,810

Proposal No. 2 Adjournment

The proposal to approve adjournments of the Special Meeting from time to time, if necessary or appropriate (as determined by the Company), to solicit additional votes in favor of the Ratification or to establish a quorum, was not voted upon at the Special Meeting since there were sufficient votes to establish quorum and approve the Ratification.

No other business properly came before the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND, INC.

October 24, 2024	By:	/s/ Eric B. Blashford

Eric B. Blashford
President and Chief Executive Officer
(Principal Executive Officer)